UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 6, 2020

ZOSANO PHARMA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-36570	45-4488360
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

34790 Ardentech Court

Fremont, CA 94555

(Address of principal executive offices) (Zip Code)

(510) 745-1200

(Registrant’s telephone number, include area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	ZSAN	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 6, 2020, Zosano Pharma Corporation (the “Company”) entered into a Master Services Agreement (the “Master Services Agreement”) with Eversana Life Science Services, LLC (“Eversana”) for the commercialization of Qtrypta™ (M207) (“Qtrypta”), if approved by the U.S. Food and Drug Administration (the “FDA”). Under the terms of the Master Services Agreement, Eversana and the Company will cooperate to conduct activities over the term of the agreement pursuant to an anticipated $250 million commercialization budget for Qtrypta. The Company maintains ownership of the New Drug Application for Qtrypta (the “NDA”) as well as all legal, regulatory and manufacturing responsibilities for Qtrypta. Eversana receives exclusive right to conduct agreed commercialization activities, and will utilize its internal sales organization along with its other commercial capabilities for market access, marketing, distribution and patient support services for Qtrypta. Eversana will receive reimbursement of certain costs and a low double digit to mid-teen percentage of product profits when Company net sales surpass certain costs incurred by the parties pursuant to the commercialization budget.

The term of the Master Services Agreement is five years following the date, if any, that the FDA approves the NDA. Upon expiration or termination of the agreement, the Company will retain all profits from product sales consummated after expiration or termination and assume all future corresponding commercialization responsibilities. The Company may terminate the agreement if Eversana fails to provide pre-commercial or commercial plans and budgets by specified dates, if the Company decides to discontinue development or commercialization efforts for Qtrypta in the United States (subject to a termination payment if such termination occurs within a specified time period), or upon a change of control of the Company. Either party may terminate the agreement if FDA approval is not received by July 31, 2021, if net profits are not realized within a specified time period following commercial launch, for material breach of the agreement by the other party that is not cured within a defined time period, for insolvency of the other party, if Qtrypta is subject to a safety recall in the United States or if Qtrypta is not commercially launched within a specified time period after FDA approval of the NDA (other than by reason of the terminating party’s failure to perform its obligations under the Master Services Agreement).

In addition, under the Master Services Agreement, Eversana has agreed to provide a revolving credit facility of up to $5.0 million (the “Credit Facility”) to the Company pursuant to a loan agreement to be entered into between Eversana and the Company on a subsequent date. The Agreement provides that following FDA approval of the NDA, the Company will be able to access up to $1.0 million of the Credit Facility on November 1, 2020 and an additional $1.0 million on December 1, 2020, with any remaining drawdowns to occur in 2021. Each loan under the Credit Facility will bear interest at an annual rate equal to 10.0%, to be paid monthly, and the Company will be able to prepay any amounts borrowed under the Credit Facility at any time without penalty or premium. The Credit Facility will be secured by substantially all of the Company’s assets, subject to prior liens and security interests.

The foregoing description of the Master Services Agreement is not complete and is qualified in its entirety by reference to a copy of the Master Services Agreement which the Company expects to file as an exhibit to its Quarterly Report on Form 10-Q for the period ending September 30, 2020. The Company intends to seek confidential treatment for certain portions of the Master Services Agreement.

Forward-Looking Statements

This report contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Master Services Agreement with Eversana, the anticipated commercialization budget for Qtrypta under the Master Services Agreement and the loan agreement for the Credit Facility to be entered into with Eversana. Such forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. The Company does not plan to publicly update or revise any forward-looking statements contained in this report, whether as a result of any new information, future events, changed circumstances or otherwise.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2020	ZOSANO PHARMA CORPORATION

	By:	/s/ Christine Matthews
Christine Matthews
Chief Financial Officer